United States Short Oil Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(426,370)
Unrealized Gain (Loss) on Market Value of Futures	152,620
Dividend Income	112
Interest Income	134
ETF Transaction Fees	350
Total Income (Loss)	$(273,154)

Expenses
General Partner Management Fees	$5,161
Brokerage Commissions	1,091
NYMEX License Fee	129
Non-interested Directors' Fees and Expenses	87
Prepaid Insurance Expense	37
Other Expenses	7,342
Total Expenses	13,847
Expense Waiver	(6,052)
Net Expenses	$7,795
Net Income (Loss)	$(280,949)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$14,469,473
Withdrawals (150,000 Units)	(6,249,112)
Net Income (Loss)	(280,949)

Net Asset Value End of Month	$7,939,412
Net Asset Value Per Unit (200,000 Units)	$39.70

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612